MercadoLibre, Inc. Fourth Quarter 2023 Letter to Shareholders > February 22nd, 2024 Q4’23 Results

We look back on 2023 as a remarkable year for MercadoLibre. Remarkable not just because of our growth rates, major market share gains and significant margin expansion, but also as evidence that our long-term strategy is bearing fruit and that we are making the right investments to position our ecosystem as a long-term winner in Latin America’s commerce and financial services markets. We are seeing the powerful impact of the compounding of several years of investments in technology, which we believe is taking our user experience and value proposition to new levels, and enabling us to pursue our growth opportunities with efficiency and low-cost structures. As such, we delivered record revenue, income from operations and net income in 2023. To our Shareholders The impact of this trend is particularly clear in Commerce, where growth in unique buyers accelerated to its fastest year-on-year pace since 2020, resulting in a total of almost 85mn for the full year in 2023. This helped us to achieve faster volume growth on top of the strong growth we delivered post-pandemic in 2022, which itself came on top of the tremendous growth of the 2020-21 pandemic period. More specifically, items sold grew 22% YoY in FY’23, and we finished the year on an even stronger note with YoY growth of 29% in Q4’23, with Brazil (31%) and Argentina (22%) accelerating sequentially, and Mexico continuing to deliver the highest growth (32%). Items Sold was the main driver of Q4’23 FX-neutral GMV growth in Brazil (35%) and Mexico (30%), whilst Argentina’s growth (235%) remained above inflation. This has added to our scale - with GMV for FY’23 hitting almost $45bn - and solidified our position as the leading ecommerce platform in the region. We strongly believe that the continuous improvement of our value proposition - much of which is driven by technology - is fundamental to our growth, and will continue to be so. As we continue to grow, we are working at a more granular level to focus on how we can improve our value proposition on a category-by-category basis. This has resulted in many small-scale innovations, a few of which are highlighted in this quarter’s earnings video, which make a difference to the user experience as they compound on top of other innovations over time. Furthermore, we believe this work is critical to unlocking future online market growth, and if our innovations are driving that growth, we would expect to have an outsized share of the incremental volume. The year also saw several large-scale additions to our Commerce value proposition. The relaunch of our loyalty program as Meli+ introduced MELI Delivery Day (MDD), a shipping option that enables subscribers of the program to schedule a day of the week on which they can access free shipping on items from approximately $6 (vs. the standard free shipping threshold of approximately $15). In Q4’23 we have seen MDD's positive impact on our value proposition. More specifically, the number of items delivered with free shipping reached new records in Brazil and Mexico, as did the number of items purchased per buyer. We are also delivering more items per vehicle on each last mile route, which increases density and reduces unit costs. Commerce 2 Net Revenues of $4.3 billion, up 41.9% YoY & 83.2% YoY on an FX neutral basis Income from operations of $240 million ($572 million excluding one-off expenses) $56.5 billion Total Payment Volume, up 57.2% YoY & 153.2% YoY on an FX neutral basis $13.5 billion Gross Merchandise Volume, up 39.9% YoY & 79.5% YoY on an FX neutral basis ͏MONTEVIDEO, Uruguay; February 22nd, 2024 -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce and technology company, today reported financial results for the quarter ended December 31, 2023. Q4’23 Results

We had our most competitive offer ever in Consumer Electronics (CE) - still the largest single online category in Latin America - as a result of the transformation of our first-party (1P) business. By expanding the use of technology to manage pricing, selection and inventory, together with stronger supplier relationships, we have become more competitive whilst achieving better margins. This has given us the confidence to push harder for growth in CE, as was evident through the Black Friday promotional campaign in Brazil during which the category grew 140% YoY on an FX-neutral basis at MercadoLibre (despite an overall decline in the market). For Q4’23 as a whole, 1P GMV grew 85% YoY on an FX-neutral basis, with Brazil growing at a triple digit rate. Offering the best value proposition to sellers is also fundamental to our business, and we continue to deploy technology to facilitate their growth. In 2023, we launched capabilities that enable sellers to create their own promotional coupons and answer buyer questions more quickly with the assistance of artificial intelligence. We also launched our new Affiliates program and ramped-up of our short-format Clips videos to introduce more social media tools that drive traffic to sellers’ listings. We also improved delivery timeframe promises on our product pages. All of these improvements to our vale prop help sellers to boost their sales and conversion. Our logistics network is a competitive advantage that supports our sellers by offering a world-class delivery experience to our buyers. This is particularly the case with our fulfillment network, which in 2023 shipped a total of 650mn items, 45% more than the prior year. The investments we are making in our fulfillment infrastructure are crucial to building on our buyer and seller value proposition. More specifically in Q4’23, fulfillment penetration in Brazil rose 10ppts YoY to almost 50% of shipments, and new facilities came onstream in Mexico to help to ease some of the pressure on a network that has been running at full capacity. We continue to deliver more than half of shipments on the same or next day, and this metric was stable YoY at 52% in Q4’23 despite a higher number of packages with slower MELI Delivery Day shipping and a larger number of deliveries made to more distant regions. We have also expanded our heavy & bulky capabilities, with a 73% YoY increase in shipments processed through our network in Q4’23. We welcomed almost 50,000 new advertisers to our Ads platform in 2023, which we believe is an indication of its importance to sellers, and the strength of our product. This is particularly the case amongst the small- and medium-sized sellers that make up a majority of our marketplace, and use our advertising platform on a self-service basis. We are also excited to have launched technology that facilitates advertising on our platform for big brands and the agencies that work on their behalf, and we look forward to its continued maturation in 2024 and beyond. Advertising continues to make an important contribution to our commerce services revenues, with consistent growth that remained above 70% on an FX-neutral basis for the seventh successive quarter in Q4’23. As GMV grew at an even faster pace (79% YoY on an FX-neutral basis), Ads penetration was slightly lower QoQ at 1.6% of GMV in Q4’23; on an annual basis, penetration rose to 1.6% (of $45bn) in FY’23 from 1.3% (of $34bn) in FY’22. Our Fintech services are also contributing positively to our Commerce value proposition, with the Mercado Pago credit card now amongst the five largest credit cards for payments on our marketplace in Mexico and not far from this mark in Brazil. Our Digital Account & Credits strategy has gained momentum over the last 12 months, with major increases in the number of people engaging with our credit products, debit card, savings, investments and insurance products. For example, the number of users of our remunerated account doubled in 2023 to reach 30mn at the end of the year, with large increases in each of our three largest geographic segments. With more people using the account and receiving attractive levels of interest on their funds, more people are able to see the great experience and product stack that we offer. We believe this positions us well to develop deep relationships and to cross-sell other products and services over time. This is also strengthening our brand, with higher spontaneous awareness of Mercado Pago as a digital account in Brazil, Mexico and Argentina. Digital Account & Credits Q4’23 Results 3 Q4’23 Results

We are pleased with the progress we have made with the Mercado Pago credit card in 2023. We accelerated issuance in Brazil and launched in Mexico, which led to a 63% YoY increase in TPV for FY’23, and we ended the year on a stronger note with 154% YoY growth in Q4’23. Having started the year with cautious optimism that we had resolved the problems we encountered when we first launched the credit card in Brazil in 2021/22, we ended the year with hard data to support that optimism. Delinquency has remained broadly stable at acceptable levels in recent quarters and the performance of recent cohorts in Brazil gives us confidence that we are on the right track to scale the product profitably. It is still early days in Mexico, but so far the credit card is performing as expected and we are confident that our proprietary data will be a major competitive advantage as we build this product over the coming years. In both countries, we expect the credit card to be a key driver of principality amongst a portion of our user base, with positive knock-on effects across the ecosystem. Being part of an ecosystem is fundamental to the success of our credit business overall and its strong performance in 2023 is testament to our ecosystemic competitive advantages in distribution and underwriting, our cautious management of risk and our geographic diversification. The business was well-positioned to reaccelerate growth in the second half of 2023 and, as such, we ended the year with a total credit portfolio of almost $3.8bn (+33% YoY) and almost 20mn users (+95% YoY). The credit card and the Brazil consumer book were the main drivers of QoQ growth (partially offset by a contraction of the Argentina book as a result of the devaluation of the Argentine Peso). We are also making good progress with merchants, as the number of merchants taking credit from us surpassed 1.5mn for the first time and the portfolio reached $761mn. Our 15-90 day NPL - a new disclosure, which we think is a better way to monitor early delinquency trends than 1-90 because many customers simply forget to pay their bills, and do so shortly after their bills have become late - has been broadly stable through the year as a whole, and ended the year at 8.2% in Q4’23. Our NIMAL spread has also been broadly stable through the year (with the exception of the seasonally weak Q1), which highlights our continued ability to price risk accurately, and we finished the year on a high note of 39.8%. We maintain a highly profitable lending business; our NIMAL spread is part of this, but so too is a cost-to-serve that is broadly in-line with the lowest amongst our major peers in Brazil. The other fintech services we offer through our digital account are a key piece of our value proposition. Our remunerated account continues to show very encouraging trends, with funds deposited in the account in Q4’23 more than 2x higher YoY in Brazil, almost 4x in Mexico and more than 6x in Argentina (all in local currency). We also launched this service in Chile in December. These figures point to rising user engagement with our fintech services, which is critical as we look to develop deep relationships and cross-sell other products. In Argentina, where we have seen the most growth in deposited funds, we see a positive knock-on impact on payment flows in the Digital Account, for example. This was the primary driver of Argentina’s off- platform TPV growth (FX-neutral) of 313% YoY in Q4’23, a growth rate that has accelerated in real terms for the last two quarters. 4 Our Acquiring services, which include Online, POS and QR payments, processed $116bn of TPV in 2023 (growing 83% YoY on an FX-neutral basis), which makes us one of the largest independent fintech acquirers in LatAm. The business leverages the technology and knowhow that has developed in our ecosystem over many years. We believe this has enabled us to build a competitive product that has positioned us well to take advantage of the large market share opportunities that we see across the region. Being part of the ecosystem also enables us to cross-sell other services, as we highlighted with the example of merchant credit above. Throughout the year, we have seen strong FX-neutral growth trends across our geographic segments in Online Payments, whilst POS growth in Mexico continues to stand out (in the triple digits) and QR in Argentina accelerates in real terms on the back of higher engagement with our digital account. In Brazil, we are starting to see positive results from our decision to reorganize our POS go-to-market, with more efficiency in the sales process (ramping up sales on our own marketplace, for example) and higher activation rates, which is shortening payback periods and leading to a pick up in growth. Acquiring growth trends remained healthy in Q4’23 and contributed to off-platform TPV growth of 47% and 96% YoY (FX-neutral) in Brazil and Mexico respectively in Q4’23; both YoY growth rates accelerated when compared to YoY growth rates in the previous quarter. Acquiring Q4’23 Results

Q4'23 Results

Consolidated Results

We are pleased to report another set of strong financial results in Q4'23. Revenue of $4,261mn grew 42% YoY, with another strong quarter in Brazil (46% YoY) and Mexico (51% YoY). We also saw solid growth trends in Commerce (48% YoY) and Fintech (34% YoY), with the former boosted by a step up in first-party product sales, and the latter supported by a pick up in credit revenues. For the full year in 2023, revenue reached almost $14.5bn, up 37% YoY and more than 6x its 2019 level.

Income from operations for Q4'23 was $240mn and was negatively impacted by one-off expenses of $351mn associated with contingent tax liabilities mostly related to prior periods. Excluding one-off expenses related to previous quarters (but including all expenses related to Q4'23), our 5.6% income from operations margin would have been 13.4%, a 270bps YoY gain. This is consistent with our ambition of gradual margin expansion whilst continuing to invest in growth.

The one-off expenses will not have a material cash impact as most of the values in question were accumulated in judicial accounts and booked as non-current assets during the corresponding periods, as disclosed in previous Form 10-Ks. The first one-off expense of $320mn relates to ongoing legal proceedings initiated in 2014 that dispute the Brazilian federal tax authority's ability to charge withholding income tax over payments remitted by our Brazilian subsidiaries to our Argentine subsidiary for the provision of IT support and other services on the grounds that it would violate a convention signed by the two countries to avoid double taxation. Based on recent developments, our legal advisor's view is the risk of losing the case is now probable. We booked $58mn of the provision in cost of revenue and $261mn in product development expenses. The total operating expense related to this one-off and incurred in 2023 was approximately $70mn.

The second one-off expense of $31mn - booked in cost of revenue - relates to a recent ruling from Brazil's highest court that the DIFAL sales tax must be paid for the period April to December 2022, while the legality of the tax was being questioned. The tax was legally reinstated in January 2023 and has been booked in our P&L and paid as an ongoing expense since then; the one-off expense booked in Q4'23 relates solely to the 9-month period in 2022 mentioned above.

Given the size of the one-off expenses, in this particular quarter we believe our performance is better-understood by looking at our financials excluding these impacts, as per the table below.

	Q4'23		Q4'22		FY'23		FY'22	
	US$ MM	% of Revenue	US$ MM	% of Revenue	US$ MM	% of Revenue	US$ MM	% of Revenue
Income from operations (GAAP)	240	5.6%	349	11.6%	1,823	12.6%	1,034	9.8%
Exclude: one-off expenses in cost of revenue	89	2.1%			89	0.6%		
Exclude: one-off expenses in operating expenses*	262	6.1%			262	1.8%		
Add back: expenses related to the corresponding period	(19)	(0.4)%	(27)	(0.9)%	(70)	(0.5)%	(87)	(0.8)%
Income from operations excluding one-off expenses**	572	13.4%	322	10.7%	2,104	14.5%	947	9.0%

*$261mn in Product Development

**non-GAAP financial measure that shows income from operations for 2023 periods excluding expenses (as detailed above) related to prior periods, and income from operations for 2022 periods on a comparable basis

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Q4'23 Results

Income from operations on an ongoing basis grew 78% YoY and the margin expanded by 270bps. We are pleased with this performance as it continues the trends that we saw in previous quarters whereby our growth has been driving greater scale which, combined with cost efficiency, is leading to operating leverage. This trend was particularly evident in Brazil in Q4'23. Each of our four operating expense lines showed YoY dilution on a consolidated basis when we exclude one-off expenses in Q4'23. We achieved this strong growth and margin expansion despite headwinds from: 1) a lower contribution from net shipping revenue, which negatively impacted our take rate, as a result of higher levels of free shipping in Brazil and Mexico, cost increases in Brazil (which had been postponed earlier in the year) and higher-than-expected peak season volume; 2) investments in our fulfillment infrastructure, with new capacity coming onstream in Mexico City, León and Minas Gerais; and 3) a larger contribution from our first-party (1P) business, whose margins continue to be lower than the company average. As noted in previous earnings events, investing in 1P and shipping are strategic priorities as we seek to offer the best value proposition to our users. Gross margin was negatively impacted by revenue mix as a result of lower shipping revenue, higher 1P revenue and a smaller contribution from credit revenue than the prior quarter.

In Q4'23, we delivered net income of $165mn on a reported basis and $383mn (+166% YoY) excluding one-off expenses. We incurred FX losses of $107mn, of which $79mn relate to repatriation of funds in Argentina. Additional FX losses related to the revaluation of assets & liabilities in Argentina (primarily cash held in Argentine pesos losing value in US dollars) were only $62mn, despite the large devaluation of the Argentine Peso in mid-December 2023. The balance comes from small FX gains in our other geographies. For FY'23, we reached a new record of almost $1bn of net income on a reported basis and $1.2bn if we were to exclude the one-off expenses.

Given the ongoing devaluation of the Argentine peso vs. the US dollar, as in previous quarters we are providing investors with additional information, including the table below which shows certain P&L items denominated in Argentine pesos.

US dollars (millions); twelve months to December 31, 2023	**Total MercadoLibre**	**ARS denominated**	**Other currencies**
Net revenue	14,473	3,240	11,233
Cost of net revenue and operating expenses	(12,369)	(2,330)	(10,039)
Income from operations excluding one-off expenses	**2,104**	**910**	**1,194**
-- YoY growth	*103 %*	*55 %*	*167 %*

If we were to simulate having translated Argentine peso revenues and costs to US dollars at the blue chip swap rate, rather than the official exchange rate, for the 12-month period to December 31, 2023, we estimate that income from operations would have been $464mn lower than our reported income from operations of $1,823mn (or $2,104mn excluding the one-off expenses mentioned earlier) due to the gap between the two rates. However, that gap also means we incurred significant FX losses related to our Argentine operations as a result of our repatriation of funds, which amounted to $465mn for the same 12-month period. Those repatriations are done at the blue chip swap rate, which had an average spread of approximately 102% over the official exchange rate for the 12-month period to December 31, 2023. As a result of our cash management strategy in Argentina, we believe that our net income and cash flow already incorporate much of the potential effect of a devalued exchange rate. We estimate the impact of the simulation described above on our net income for the 12-month period to December 31, 2023, to be broadly neutral to slightly positive.

Our strong P&L performance was reflected in our cash generation, with cash and cash equivalents up by $385mn in Q4'23 vs. Q3'23 and $646mn year-to-date. Capex investments have totaled $509mn this year as we continue to invest in our logistics network. Debt ratios have improved materially on the back of our strong results and cash flow, with net debt to EBITDA falling to less than 1.0x in Q4'23 from 1.5x a year ago.

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We look back on 2023 as a remarkable year in which we delivered strong top line growth, market share gains in most countries and improved operating margins, whilst continuing to invest in growth. As we look forward to 2024 and beyond, it’s business as usual at MercadoLibre. This means our teams are working tirelessly to offer the best experience and value proposition to our users, focusing on executing with excellence and pursuing our strategic goals. In the long-term, we are confident in our ability to repeat the combination of growth, scale, cost efficiency and operating leverage that drove margins higher in 2023. This will give us an even stronger base from which to pursue our long-term mission of democratizing commerce and financial services in Latin America. We are as optimistic as ever about the growth opportunities that this mission provides to us and we are confident that the best is yet to come. Looking Ahead 7 Q4’23 Results

Q4'23 Results

The following table summarizes certain key performance metrics for the twelve and three-month periods ended December 31, 2023 and 2022.

(IN MILLIONS, except %) (*)	Year Ended December 31, 2023	Year Ended December 31, 2022	Three - Month period Ended December 31, 2023	Three - Month period Ended December 31, 2022
Unique active users	218	148	145	97
Gross merchandise volume	$ 44,749	$ 34,449	$ 13,450	$ 9,615
Number of items sold	1,404	1,147	413	321
Number of items shipped	1,377	1,105	407	311
Total payment volume	$ 182,821	$ 123,633	$ 56,514	$ 35,951
Total volume of payments on marketplace (**)	$ 47,182	$ 36,281	$ 14,185	$ 10,101
Total payment transactions	9,470	5,470	2,955	1,677
NIMAL (***)	36.2 %	32.0 %	39.8 %	39.0 %
Capital expenditures	$ 509	$ 455	$ 180	$ 112
Depreciation and amortization	$ 524	$ 403	$ 135	$ 122

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

(**) As from January 1, 2022, we no longer disclose our total volume of payments on marketplace net of shipping and financing fees. Given the growth of our shipping and fintech businesses, management believes that including shipping and financing fees in the calculation of total volume of payments on marketplace results in a more accurate indicator of that performance on a go-forward basis. Consequently, total volume of payment on marketplace for the twelve and three month periods ended December 31, 2022 has been recast to include shipping and financing fees.

(***) Net interest margins after losses ("NIMAL") represents the annualized ratio between the total credits revenues less funding costs and provision for doubtful accounts for the period and total average gross loans receivable for the period. Management uses NIMAL to monitor how effectively the Company is pricing and managing the credit products relative to their risk and setting targets. Accordingly, management is of the opinion that NIMAL provides useful information to investors and others related to the Company's risk appetite through the different periods and shows how the Company effectively prices risk.

Year-over-year USD Growth Rates by Quarter

Consolidated Net Revenues	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
Brazil	36 %	26 %	23 %	40 %	46 %
Argentina	50 %	39 %	30 %	22 %	29 %
Mexico	55 %	62 %	64 %	66 %	51 %
Commerce	22 %	31 %	38 %	45 %	48 %
Fintech	73 %	40 %	24 %	33 %	34 %

Gross Merchandise Volume	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
Brazil	29 %	29 %	24 %	38 %	43 %
Argentina	13 %	15 %	12 %	8 %	37 %
Mexico	35 %	41 %	52 %	59 %	47 %

Total Payment Volume	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
ON On-Platform	23 %	23 %	23 %	32 %	40 %
OFF Off-Platform	58 %	57 %	46 %	53 %	64 %

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Q4'23 Results

Year-over-year Local Currency Growth Rates by Quarter

Consolidated Net Revenues	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
Brazil	28 %	26 %	23 %	30 %	37 %
Argentina	143 %	151 %	156 %	180 %	237 %
Mexico	46 %	48 %	45 %	40 %	35 %
Commerce	36 %	54 %	65 %	76 %	91 %
Fintech	93 %	64 %	48 %	61 %	73 %

Gross Merchandise Volume	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
Brazil	22 %	28 %	25 %	28 %	35 %
Argentina	83 %	107 %	119 %	147 %	235 %
Mexico	28 %	28 %	34 %	34 %	30 %

Total Payment Volume	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
ON On-Platform	44 %	48 %	53 %	61 %	81 %
OFF Off-Platform	121 %	121 %	129 %	145 %	182 %

Conference Call and Webcast

The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on February 22nd, 2024, at 5:00 p.m. Eastern Time.

In order to access our video webcast and the live audio, investors, analysts and the market in general may access the following link at https://edge.media-server.com/mmc/p/6vd3zgg4/ and register at the platform to attend the live event.

Also, to participate in our conference call, investors, analysts and the market in general may access the following link at https://register.vevent.com/register/BIa351b445be7c44dea3dd4ff1443d833c to be provided with the dial-in number and personal pin code to join the conference call and to be able to pose questions.

Access to our video webcast and the live audio will be available in the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

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Definition of Selected Operational Metrics ■ Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account. ■ Unique Fintech User – Users who engage in at least one of the following services within the quarter: wallet payments online, in app or in store; transfers; withdrawals; consumer or merchant credit borrowers; card users; fintech sellers; and fintech active products such as asset management and insurtech users. ■ Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2022 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations. ■ Gross merchandise volume (GMV) – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions. ■ Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago. ■ Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago. ■ Total payment volume (TPV) – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions. ■ MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly. ■ Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees and other ancillary services. ■ Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits and sale of MPOS. ■ Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items. ■ Items shipped – Measure of the number of items that were shipped through our shipping service. ■ G&A - General and administrative expenses. ■ Local Currency Growth Rates – Refer to FX Neutral definition. ■ Net income margin – Defined as net income as a percentage of net revenues. ■ Operating margin – Defined as income from operations as a percentage of net revenues. ■ Net Interest Margins After Losses (NIMAL) – NIMAL is the spread between credit revenues and the expenses associated with provisions for doubtful accounts and funding costs, and usually expressed as a percentage of the average portfolio for the period. ■ Non-performing loan (NPL) ratio – Shows the percentage of the loan portfolio that is not being paid on-time. 10 Q4’23 Results

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America based on unique visitors and orders processed, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America. The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007. For more information about the Company visit: http://investor.mercadolibre.com. The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/ Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0 Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” and “Special Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2023, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof. About Mercado Libre Forward-Looking Statements 11 Q4’23 Results

MercadoLibre, Inc. Consolidated Balance Sheets as of December 31, 2023 and December 31, 2022 (In millions of U.S. dollars, except par value) December 31, 2023 2022 Assets Current assets: Cash and cash equivalents $ 2,556 $ 1,910 Restricted cash and cash equivalents 1,292 1,453 Short-term investments 3,480 2,339 Accounts receivable, net 156 130 Credit card receivables and other means of payments, net 3,632 2,946 Loans receivable, net of allowances of $1,042 and $1,074 2,629 1,704 Inventories 238 152 Customer crypto-assets safeguarding assets 34 15 Other assets 277 304 Total current assets 14,294 10,953 Non-current assets: Long-term investments 162 322 Loans receivable, net of allowances of $42 and $30 65 32 Property and equipment, net 1,250 993 Operating lease right-of-use assets 899 656 Goodwill 163 153 Intangible assets, net 11 25 Intangible assets at fair value 24 — Deferred tax assets 710 346 Other assets 68 256 Total non-current assets 3,352 2,783 Total assets $ 17,646 $ 13,736 Liabilities Current liabilities: Accounts payable and accrued expenses 2,117 1,393 Funds payable to customers 4,475 3,454 Amounts payable due to credit and debit card transactions 1,072 483 Salaries and social security payable 545 401 Taxes payable 477 414 Loans payable and other financial liabilities 2,292 2,131 Operating lease liabilities 166 142 Customer crypto-assets safeguarding liabilities 34 15 Other liabilities 119 129 Total current liabilities 11,297 8,562 Non-current liabilities: Amounts payable due to credit and debit card transactions 20 5 Loans payable and other financial liabilities 2,203 2,627 Operating lease liabilities 672 514 Deferred tax liabilities 183 106 Other liabilities 200 95 Total non-current liabilities 3,278 3,347 Total liabilities $ 14,575 $ 11,909 Commitments and contingencies Equity Common stock, $0.001 par value, 110,000,000 shares authorized, 50,697,442 and 50,257,751 shares issued and outstanding — — Additional paid-in capital 1,770 2,309 Treasury stock (310) (931) Retained earnings 1,901 913 Accumulated other comprehensive loss (290) (464) Total equity 3,071 1,827 Total liabilities and equity $ 17,646 $ 13,736 Q4’23 Results 12

Q4'23 Results

MercadoLibre, Inc.
Consolidated Statements of Income
For the twelve and three-month periods ended December 31, 2023 and 2022
(In millions of U.S. dollars, except for share data)

	Year Ended December 31,		Three Months Ended December 31,	
	2023	2022	2023	2022
Net service revenues	$ 12,983	$ 9,442	$ 3,750	$ 2,676
Net product revenues	1,490	1,095	511	326
Net revenues	**14,473**	**10,537**	**4,261**	**3,002**
Cost of net revenues	(7,267)	(5,374)	(2,306)	(1,544)
Gross profit	**7,206**	**5,163**	**1,955**	**1,458**
Operating expenses:				
Product and technology development	(1,831)	(1,099)	(686)	(325)
Sales and marketing	(1,736)	(1,296)	(529)	(380)
Provision for doubtful accounts	(1,050)	(1,073)	(299)	(228)
General and administrative	(766)	(661)	(201)	(176)
Total operating expenses	**(5,383)**	**(4,129)**	**(1,715)**	**(1,109)**
Income from operations	**1,823**	**1,034**	**240**	**349**
Other income (expenses):				
Interest income and other financial gains	723	265	178	123
Interest expense and other financial losses	(378)	(321)	(81)	(100)
Foreign currency losses, net	(615)	(198)	(107)	(64)
Net income before income tax expense and equity in earnings of unconsolidated entity	**1,553**	**780**	**230**	**308**
Income tax expense	(569)	(298)	(65)	(144)
Equity in earnings of unconsolidated entity	3	—	—	1
Net income	**$ 987**	**$ 482**	**$ 165**	**$ 165**

	Year Ended December 31,		Three Months Ended December 31,	
	2023	2022	2023	2022
Basic earning per share				
Basic net income available to shareholders per common share	$ 19.64	$ 9.57	$ 3.26	$ 3.28
Weighted average of outstanding common shares	50,262,302	50,345,353	50,631,669	50,284,640
Diluted earning per share				
Diluted net income available to shareholders per common share	$ 19.46	$ 9.53	$ 3.25	$ 3.25
Weighted average of outstanding common shares	51,006,860	51,335,621	50,697,515	51,274,909

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MercadoLibre, Inc. Consolidated Statements of Cash Flows For the twelve months ended December 31, 2023 and 2022 (In millions of U.S. dollars) Year Ended December 31, 2023 2022 Cash flows from operations: Net income $ 987 $ 482 Adjustments to reconcile net income to net cash provided by operating activities: Equity in earnings of unconsolidated entity (3) — Unrealized foreign currency losses, net 487 411 Impairment of digital assets — 12 Depreciation and amortization 524 403 Accrued interest income (311) (166) Non cash interest expense and amortization of debt issuance costs and other charges 124 138 Provision for doubtful accounts 1,050 1,073 Brazilian withholding income tax contingency 324 — Results on derivative instruments 39 66 Results on digital assets at fair value (14) — Long term retention program (“LTRP”) accrued compensation 167 84 Deferred income taxes (284) (97) Changes in assets and liabilities: Accounts receivable (92) (71) Credit card receivables and other means of payments (1,321) (1,084) Inventories (69) 114 Other assets (55) (87) Payables and accrued expenses 1,225 449 Funds payable to customers 1,502 1,044 Amounts payable due to credit and debit card transactions 693 128 Other liabilities (88) (82) Interest received from investments 255 123 Net cash provided by operating activities 5,140 2,940 Cash flows from investing activities: Purchases of investments (18,936) (12,694) Proceeds from sale and maturity of investments 18,100 11,023 Receipts from settlements of derivative instruments — 1 Payments from settlements of derivative instruments (58) (45) Purchases of intangibles assets — (1) Changes in loans receivable, net (2,047) (1,701) Investments of property and equipment (509) (454) Net cash used in investing activities (3,450) (3,871) Cash flows from financing activities: Proceeds from loans payable and other financial liabilities 24,963 17,017 Payments on loans payable and other financing liabilities (24,841) (15,933) Payments of finance lease liabilities (33) (20) Common Stock repurchased (356) (148) Net cash (used in) provided by financing activities (267) 916 Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents (938) (270) Net increase (decrease) in cash, cash equivalents, restricted cash and cash equivalents 485 (285) Cash, cash equivalents, restricted cash and cash equivalents, beginning of the year 3,363 3,648 Cash, cash equivalents, restricted cash and cash equivalents, end of the year $ 3,848 $ 3,363 14 Q4’23 Results

MercadoLibre, Inc. Financial results of reporting segments Three Months Ended December 31, 2023 Brazil Argentina Mexico Other Countries Total (In millions) Net revenues $ 2,230 $ 923 $ 919 $ 189 $ 4,261 Direct costs (1,736) (548) (778) (166) (3,228) Direct contribution 494 375 141 23 1,033 Operating expenses and indirect costs of net revenues (793) Income from operations 240 Other income (expenses): Interest income and other financial gains 178 Interest expense and other financial losses (81) Foreign currency losses, net (107) Net income before income tax expense and equity in earnings of unconsolidated entity $ 230 Three Months Ended December 31, 2022 Brazil Argentina Mexico Other Countries Total (In millions) Net revenues $ 1,532 $ 713 $ 607 $ 150 $ 3,002 Direct costs (1,245) (420) (504) (133) (2,302) Direct contribution 287 293 103 17 700 Operating expenses and indirect costs of net revenues (351) Income from operations 349 Other income (expenses): Interest income and other financial gains 123 Interest expense and other financial losses (100) Foreign currency losses, net (64) Net income before income tax expense and equity in earnings of unconsolidated entity $ 308 15 Q4’23 Results

To supplement our audited consolidated financial statements presented in accordance with U.S. GAAP, we present earnings before interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net, income tax expense, depreciation and amortization and equity in earnings of unconsolidated entity (“Adjusted EBITDA”), net debt and foreign exchange (“FX”) neutral measures as non- GAAP measures. Reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables below. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non- GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures. We believe that reconciliation of these non-GAAP measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that represents our net income, adjusted to eliminate the effect of depreciation and amortization charges, interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net, income tax expense and equity in earnings of an unconsolidated entity. We have included this non-GAAP financial measure because it is used by our Management to evaluate our operating performance and trends, make strategic decisions and the calculation of leverage ratios. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain items. The following table presents a reconciliation of net income to Adjusted EBITDA for the period indicated: Three Months Ended December 31, 2023 2022 (In millions) Net income $ 165 $ 165 Adjustments: Depreciation and amortization 135 122 Interest income and other financial gains (178) (123) Interest expense and other financial losses 81 100 Foreign currency losses, net 107 64 Income tax expense 65 144 Equity in earnings of unconsolidated entity — (1) Adjusted EBITDA $ 375 $ 471 Non-GAAP Measures of Financial Performance 16 Q4’23 Results

Net debt We define net debt as total debt which includes current and non-current loans payable and other financial liabilities and current and non-current operating lease liabilities, less cash and cash equivalents, short-term investments and long-term investments, excluding foreign government debt securities restricted and held in guarantee, securitization transactions and equity securities held at cost. We have included this non-GAAP financial measure because it is used by our Management to analyze our current leverage ratios and set targets to be met, which will also impact other components of the Company’s balance sheet, cash flows and income statement. Accordingly, we believe this measure provides useful information to investors and other market participants in showing the evolution of the Company’s indebtedness and its capability of repayment as a means to, alongside other measures, monitor our leverage based on widely-used measures. The following table presents a reconciliation of net debt for each of the periods indicated: (1) Excludes foreign government debt securities restricted and held in guarantee. (2) Excludes investments held in VIEs as a consequence of securitization transactions and equity securities held at cost. December 31, 2023 2022 (In millions) Current Loans payable and other financial liabilities $ 2,292 $ 2,131 Non-current Loans payable and other financial liabilities 2,203 2,627 Current Operating lease liabilities 166 142 Non-current Operating lease liabilities 672 514 Total debt 5,333 5,414 Less: Cash and cash equivalents 2,556 1,910 Short-term investments (1) 1,191 1,120 Long-term investments (2) 81 245 Net debt $ 1,505 $ 2,139 17 Q4’23 Results

Q4'23 Results

FX neutral

We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2022 and applying them to the corresponding months in 2023, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended December 31, 2023:

	Three-Months ended December 31,					
	As reported			FX Neutral Measures	As reported	Percentage Change
	2023	2022	Percentage Change	2023	2022	
	(In millions, except percentages)					
Net revenues	$ 4,261	$ 3,002	41.9 %	$ 5,499	$ 3,002	83.2 %
Cost of net revenues	(2,306)	(1,544)	49.4 %	(2,835)	(1,544)	83.6 %
Gross profit	**1,955**	**1,458**	**34.1 %**	**2,664**	**1,458**	**82.7 %**
Operating expenses	(1,715)	(1,109)	54.6 %	(2,207)	(1,109)	99.0 %
Income from operations	**$ 240**	**$ 349**	**(31.2)%**	**$ 457**	**$ 349**	**30.9 %**

> CONTACT:
MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com

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